Exhibit 4.3

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

IGI LABORATORIES, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. ___

350,000 shares

Original Issue Date: March 13, 2009

THIS CERTIFIES THAT, FOR VALUE RECEIVED, ROCKPORT VENTURE SECURITIES, LLC or its registered assigns (the "Holder") is entitled to purchase, on the terms and conditions hereinafter set forth, at any time in whole or in part from the Original Issue Date set forth above until 5:00 p.m., Eastern Time, on the third anniversary of the Original Issue Date, or if such date is not a day on which the Company (as hereinafter defined) is open for business, then the next succeeding day on which the Company is open for business (such date is the "Expiration Date"), but not thereafter, three hundred and fifty thousand (350,000) shares of the Common Stock, $0.01 par value (the "Common Stock"), of IGI Laboratories, Inc., a Delaware corporation (the "Company"), at $0.41 per share (the "Exercise Price"), such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. Each share of Common Stock as to which this Warrant is exercisable is a "Warrant Share" and all such shares are collectively referred to as the "Warrant Shares."

Section 1.

Definitions.

(a) "Effective Date" shall mean the date on which the Warrant shall be deemed to have been exercised.

(b) "Initial Issuance Date" shall mean the date on which shares of Series B-1 Preferred Stock are first purchased pursuant to the Purchase Agreement.

(c) "Liquidation Event" shall mean (i) the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, (ii) the consolidation or merger of the Company with or into any other corporation or corporations in which the Company is not the surviving entity, (iii) the sale of all or substantially all of the assets of the Company or (iv) the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

(d) "Purchase Agreement" shall mean the Securities Purchase Agreement by and among the Company and the purchasers set forth on Schedule A thereto, dated March 13, 2009.

(e) "Registration Rights Agreement" shall mean the Registration Rights Agreement by and among the Company, Rockport Venture Securities, LLC and the purchasers set forth on Schedule A thereto, dated March 13, 2009.

(f) "Series B-1 Convertible Note" shall mean the secured convertible promissory note convertible into shares of Series B-1 Preferred Stock pursuant to the terms of the Purchase Agreement.

(g) "Series B-1 Preferred Stock" shall mean the Series B-1 Convertible Preferred Stock of the Company, par value $0.01 per share.

Section 2.

Exercise of Warrant; Conversion of Warrant.

(a) Until such time as the Company obtains stockholder approval for (i) the issuance of the Series B-1 Preferred Stock on the Initial Issuance Date and upon conversion of the Series B-1 Convertible Note (and the Common Stock into which such Series B-1 Preferred Stock is convertible) pursuant to the terms of the Purchase Agreement and (ii) any change of control relating from such issuance, each pursuant to the applicable requirements of Section 713 of the NYSE Alternext Company Guide (the "Stockholder Approval"), this Warrant shall be exercisable for no more than eighty-eight thousand five hundred fifty (88,550) shares of Common Stock, subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. From and after such time as the Stockholder Approval is obtained, this Warrant may, at the option of the Holder, be exercised in whole or in part. Notwithstanding the foregoing, in the event of a Liquidation Event prior to the Company's receipt of Stockholder Approval, this Warrant shall become exercisable, in whole immediately prior to (and contingent upon) the consummation by the Company of such Liquidation Event.

(b) Subject to the limitations described in Section 2(a) above, this Warrant may, at the option of the Holder, be exercised in whole or in part from time to time, on or before 5:00 p.m., Eastern Time, on the Expiration Date, by delivery to the Company at its principal office (i) a written notice of such Holder's election to exercise this Warrant (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the Holder or an authorized officer thereof, (ii) a check or other funds (the "Funds") payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the "Exercise Materials"); provided, however, that if this Warrant is not exercised in whole immediately prior to the consummation by the Company of a Liquidation Event, then immediately following the consummation by the Company of such Liquidation Event, this Warrant will not be exercisable and shall be null and void for all purposes. Notwithstanding anything in this Warrant Agreement to the contrary, if this Warrant shall not have been exercised in full immediately prior to a Liquidation Event, then this Warrant shall be automatically exercised pursuant to Section 3 below, without further action on the part of the Holder (and the Holder hereof shall be deemed to be a holder of the Common Stock issued upon such automatic exercise), immediately prior to the Liquidation Event, unless at any time on or before such time, the Holder shall notify the Company in writing that no such automatic exercise is to occur.

(c) As promptly as practicable, and in any event within five (5) business days after the later of (i) its receipt of the Exercise Materials and (ii) the clearing of the Funds, the Company shall execute or cause to be executed and delivered to the Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share. The stock certificate or certificates shall be registered in the name of the Holder or such other name or names as shall be designated in the Exercise Notice. The Effective Date and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise or conversion hereof, provided, however, that if the Exercise Materials are received by the Company on a date on which the stock transfer books of the Company are closed, the Effective Date shall be the next succeeding date on which the stock transfer books are open. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. In the event that this Warrant is exercised, in whole in connection with a Liquidation Event, the Effective Date shall be the date of the consummation by the Company of such Liquidation Event. All shares of Common Stock issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges with respect thereto.

Section 3.

Cashless Exercise. In lieu of exercising this Warrant pursuant to Section 2(c), the Holder may elect to receive, without payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with an Exercise Notice, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Y (A - B)

X=

A

Where:

X =

The number of shares of Common Stock to be issued to the

Holder pursuant to this cashless exercise;

Y =

The number of Warrant Shares in respect of which the cashless exercise election is made;

A =

The fair market value of one (1) share of Common Stock at the time the cashless exercise election is made; and

B =

The Exercise Price (as adjusted to the date of the cashless exercise)

For purposes of this Section 3, the fair market value of one (1) share of Common Stock as of a particular date shall be determined as follows: (i) if listed or quoted for trading on a securities market or exchange, the value shall be deemed to be the average closing price of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the cashless exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the cashless exercise election; and (iii) if there is no active public market, the value shall be the fair market value thereof, as jointly determined in good faith by the Holder and the Company's Board of Directors. If the Holder and the Company's Board of Directors are unable to reach such a determination, the Holder and the Company's Board of Directors shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Holder and the Company.

Section 4.

Adjustments to Warrant Shares. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 4.

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d) The Company covenants and agrees that all Warrant Shares which may be issued will, upon issuance, be validly issued, fully paid, and non-assessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant in full.

Section 5.

Notice of Adjustments. Upon the occurrence of each adjustment pursuant to Section 4, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price, describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. When any such adjustment is required to be made, the Company will promptly, but in any event no later than ten (10) days after said adjustment, notify the Holder of the event giving rise to such adjustment and deliver a copy of each such certificate to the Holder.

Section 6.

Registration Rights. The Holder shall be entitled to registration rights with respect to the Warrant Shares as set forth in the Registration Rights Agreement.

Section 7.

No Stockholder Rights. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of the Company.

Section 8.

Transfer of Securities.

(a) This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws with respect to the transfer of such securities. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions this Section 8 hereof and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

(b) Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

"NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS

SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

Section 9.

Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant (the "New Warrant"), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.

Section 10.

Miscellaneous.

(a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and the Holder.

(b) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

(c) Notwithstanding any provision herein to the contrary, the Holder may not exercise, sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

(d) Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

If to the Company:

IGI Laboratories, Inc.
105 Lincoln Avenue
Buena, New Jersey 08310
Telephone No.: (856) 697-1441
Facsimile No.: (856) 697-1001
Attn.: Chief Executive Officer

With a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, Pennsylvania 19103
Telephone: (215) 981-4193
Facsimile: (215) 981-4750
Attention: Brian M. Katz, Esq.

If to Holder:

Rockport Venture Securities, LLC
275 Cabot Street, Suite 10
Beverly, Massachusetts 01915
Facsimile No.: (978) 969-3500
Attn.: Thomas R. Bassinger

With a copy to:

Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
Telephone Number (617) 248-5000
Facsimile No: (617) 248-4000
Attn: Frederick P. Callori

(f) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(g) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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SIGNATURE PAGE
TO
IGI LABORATORIES, INC.

COMMON STOCK PURCHASE WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.

IGI LABORATORIES, INC.

By:	/s/ Rajiv Mathur
Name: Rajiv Mathur
Title: Chief Executive Officer

[Signature Page to IGI Laboratories, Inc. Common Stock Purchase Warrant]

ASSIGNMENT

(To be Executed by the Holder to effect a transfer of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto ______________________ the foregoing Warrant and the rights represented thereto to purchase shares of Common Stock, par value $0.01 per share, of IGI LABORATORIES, INC. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

Holder:

Address

Dated: __________________, 20__

In the presence of:

NOTICE OF EXERCISE

[To be signed only upon exercise of Warrant]

To:

IGI LABORATORIES, INC.

The undersigned Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, _________ shares of Common Stock, par value $0.01 per share, of IGI LABORATORIES, INC., issuable upon exercise of said Warrant and hereby surrenders said Warrant.

The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is ________________________________.

If electronic book entry transfer, complete the following:

Account Number:  ____________________________

Transaction Code Number: _____________________

Dated: ___________________

Holder:

By:
Name:
Title:

NOTICE

The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.